EXHIBIT 10.5

Execution Copy

INVESTORS’ AGREEMENT

among

CHENIERE ENERGY, INC.,

CHENIERE COMMON UNITS HOLDING, LLC,

GSO SPECIAL SITUATIONS FUND LP,

GSO ORIGINATION FUNDING PARTNERS LP,

BLACKSTONE DISTRESSED SECURITIES FUND L.P.,

GSO COF FACILITY LLC,

and

SCORPION CAPITAL PARTNERS LP

Dated as of August 15, 2008

TABLE OF CONTENTS

		Page
1	Definitions	1

2	Corporate Governance	6

3	Legends; Securities Law Compliance	7

4	Registration Rights	8

5	Exchange Rights	19

6	Miscellaneous	28

i

INVESTORS’ AGREEMENT

Investors’ Agreement, dated as of August 15, 2008 (this “Agreement”), by and among Cheniere Energy, Inc., a Delaware corporation (including successors, the “Company”), Cheniere Common Units Holding, LLC, a Delaware limited liability company (the “Borrower”) and GSO Special Situations Fund LP, GSO Origination Funding Partners LP, Blackstone Distressed Securities Fund L.P., GSO COF Facility LLC, and Scorpion Capital Partners LP (each, an “Investor”).

W I T N E S S E T H:

Whereas, the Company and the Investor entered into that certain Credit Agreement, dated as of August 15, 2008 among Cheniere Common Units Holding, LLC, as Borrower, the Loan Parties signatory thereto, including the Company, the Lenders party thereto and The Bank of New York Mellon, as Administrative Agent and Collateral Agent (as amended from time to time, the “Credit Agreement”);

Whereas, the Exchangeable Portion of Loans under the Credit Agreement is exchangeable into shares of Series B Preferred Stock as provided in this Agreement;

Whereas, the Exchangeable Portion of Loans under the Credit Agreement may be exchanged for shares of Series B Preferred Stock at any time; and

Whereas, the parties believe that it is in the best interests of the Company and its stockholders to set forth their agreements on certain matters regarding exchange of the Exchangeable Portion of Loans and certain rights of the Series B Preferred Stock.

Now, Therefore, in consideration of the mutual covenants and obligations set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

1	Definitions

1.1	Definitions of Certain Terms

For purposes of this Agreement, the following terms have the indicated meanings:

“Affiliate” has the meaning set forth in the Credit Agreement.

“Agreement” is defined in the preamble to this Agreement.

“AMEX” has the meaning set forth in the Credit Agreement.

“Applicable Exchange Rate” shall mean the Exchange Rate in effect at any given time.

“As-Converted Basis” shall mean, with respect to (i) any Loan, the number of shares of Common Stock into which such Loan would be then exchangeable into assuming that the exchange into Series B Preferred Stock had occurred and that shares of Series B Preferred Stock received in exchange for Loans are contemporaneously converted into shares of

Common Stock, and (ii) any share of Series B Preferred Stock, the number of shares of Common Stock into which such share of Series B Preferred Stock would be then exchangeable.

“Board” means the board of directors of the Company.

“Borrower” is defined in the preamble to this Agreement.

“Borrowings” has the meaning set forth in the Credit Agreement.

“Business Day” has the meaning set forth in the Credit Agreement.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended from time-to-time, or similar governing document (or any similar governing document of any successor).

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of the Company, any Common Stock or any preferred stock of the Company, but excluding any debt securities convertible into such equity.

“Certificate of Incorporation” means the Restated Certificate of Incorporation, as amended, of the Company, as amended from time-to-time (or any similar governing document of any successor).

“Class I Director” has the meaning set forth in the Certificate of Incorporation.

“Class II Director” has the meaning set forth in the Certificate of Incorporation.

“Class III Director” has the meaning set forth in the Certificate of Incorporation.

“Closing Date” has the meaning set forth in the Credit Agreement.

“Common Stock” has the meaning set forth in the Credit Agreement.

“Company” is defined in the preamble to this Agreement.

“Control” has the meaning set forth in the Credit Agreement.

“Credit Agreement” is defined in the preamble to this Agreement.

“Current Market Price” shall mean, on any date, the average of the Daily VWAP per share of the Common Stock on each of the five (5) consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Exchange Rate pursuant to Section 5.6.1.3.

“Daily VWAP” of the Common Stock means, for any VWAP Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on

Bloomberg page HOLX.Q <equity> AQR (or any equivalent successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such VWAP Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Demand Registration” is defined in Section 4.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Exchange Date” is defined in Section 5.2.1.

“Exchange Notice” is defined in Section 5.2.1.

“Exchange Rate” shall mean initially, one share of Preferred Stock per $5,000 principal amount of the Exchangeable Portion of Loans, subject to adjustment as set forth herein. For the avoidance doubt, any increase or decrease to the Exchange Rate provided for in this Agreement shall be made to the number of shares provided in the immediately preceding sentence.

“Exchangeable Portion” shall mean the outstanding principal amount of the Loans less any portion thereof that is attributable to Permitted Accrued Interest.

“Ex-Date” shall mean, when used with respect to any issuance or distribution, the earlier of (i) the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Exchange Rate pursuant to Section 5.6.1.1 or (ii) the effective date of the issuance or distribution giving rise to an adjustment to the Exchange Rate pursuant to Section 5.6.1.1.

“Governmental Authority” has the meaning set forth in the Credit Agreement.

“Holder” means any Person holding Registrable Securities related to the Credit Agreement.

“Holders’ Counsel” is defined in Section 4.9.2.

“HSR Act” is defined in Section 5.1.1

“Independent Directors” mean those members of the Board who are not Investor Nominees.

“Initiating Holders” is defined in Section 4.2.

“Investor” is defined in the preamble to this Agreement.

“Investor Nominees” is defined in Section 2.1.1.

“Joinder” means a joinder agreement in the form attached as Exhibit A.

“Lender” has the meaning set forth in the Credit Agreement.

“Liquidation Transaction” shall mean a transaction, event, or occurrence in which the Company voluntarily or involuntarily liquidates, dissolves or winds up.

“Loans” has the meaning set forth in the Credit Agreement.

“Maturity Date” has the meaning set forth in the Credit Agreement.

“Non-Management Independent Directors” mean those Independent Directors who are not officers or employees of the Company or any of its Subsidiaries or any of their Affiliates.

“Notice” is defined in Section 6.1.1.

“Officer’s Certificate” has the meaning set forth in the Credit Agreement.

“Other Taxes” has the meaning set forth in the Credit Agreement.

“Permitted Accrued Interest” has the meaning set forth in the Credit Agreement.

“Person” has the meaning set forth in the Credit Agreement.

“Piggyback Registration” is defined in Section 4.7.1.

“Register” has the meaning set forth in the Credit Agreement.

“Registration Request” is defined in Section 4.2.

“Registrable Securities” means (i) any and all Series B Preferred Stock, including Series B Preferred Stock issued or issuable pursuant to the conversion, exercise or exchange of loans or other securities, or by successive exercises or exchanges, rights, options or warrants, beneficially owned by the Holders, whether owned on the date hereof or acquired hereafter, and (ii) any and all shares of Common Stock issued or issuable pursuant to the conversion, exercise or exchange of Series B Preferred Stock; provided that, the Common Stock shall cease to be Registrable Securities when a registration statement covering such Common Stock has been declared effective under the Securities Act by the SEC and such Common Stock has been disposed of pursuant to such effective registration statement; provided, further, that the Series B Preferred Stock shall continue to be Registrable Securities until they are sold in a transaction that permits their subsequent conversion into Common Stock without further need of registration.

“Registration Expenses” is defined in Section 4.9.1.

“Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.

“Required Conversion Price” has the meaning set forth in the Credit Agreement.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“Series B Preferred Stock” means shares of Series B Convertible Preferred Stock, par value $.0001 per share, of the Company.

“Settlement Notice Period” is defined in Section 5.13.

“Short-Form Registration Statement” is defined in Section 4.1.

“Subsidiary” or “Subsidiaries” has the meaning set forth in the Credit Agreement.

“Tax” has the meaning set forth in the Credit Agreement.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no VWAP Market Disruption Event.

“Transfer” means any transfer, sale, assignment, donation, option, pledge, lien, hypothecation or other disposition or encumbrance, whether directly or indirectly, by operation of law or otherwise, or any agreement to do any of the foregoing.

“Voting Stock” has the meaning set forth in the Credit Agreement.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading, by reason of movements in price exceeding limits imposed by the stock exchange or otherwise, in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs during the regular trading session on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then VWAP Trading Day means a Business Day.

1.2	Headings; Table of Contents

Headings and table of contents should be ignored in construing this Agreement.

1.3	Singular, Plural, Gender

In this Agreement, unless the context otherwise requires, references to one gender include all genders and references to the singular include the plural and vice versa.

1.4	Interpretation

In this Agreement, unless the context otherwise requires, any reference to “including” or “in particular” shall be illustrative only and without limitation. For purposes of this Agreement, any action to be taken by the holders of a majority of the Registrable Securities, shall, if no Registrable Securities are outstanding shall be taken by the Lenders holding a majority in principal amount of the Exchangeable Portion of the Loans, and if both the Exchangeable Portion and Registrable Securities are outstanding, by a majority of in principal amount of Lenders and in liquidation preference of Registrable Securities, acting together.

2	Corporate Governance

2.1	Investor Representatives

2.1.1	At Closing, the members of the Board shall elect (i) two individuals to the Board, one of which shall be Class I Director and one of which shall be a Class III Director chosen by the holders of a majority of the Registrable Securities and (ii) within 30 days of Closing, the holders of a majority of the Registrable Securities together with the Board shall have the ability to jointly nominate a third director, who shall be a Class II Director, and who shall be a Non-Management Independent Director (collectively, the “Investor Nominees”).

2.1.2

The Company shall cause the nomination of each Investor Nominee (to the extent that such Investor Nominee would be up for election at such time) in connection with any subsequent proxy statement or information statement pursuant to which the Company intends to solicit stockholders with respect to the election of directors and to have the Board recommend in connection with such subsequent proxy statement or information statement that the stockholders of the Company vote for the election of each Investor Nominee up for election at such time. If any such Investor Nominee is not elected to the Board at any stockholder meeting with respect to the election of such Investor Nominee, then subject to applicable law, the Board shall fill such newly created vacancy on the

Board in the class subject to election with a nominee of the holders of a majority of the Registrable Securities and shall cause the nomination of such nominee (at such time that such nominee would be up for election) in connection with any proxy statement or information statement pursuant to which the Company intends to solicit stockholders with respect to the election of directors and to have the Board recommend in connection with such subsequent proxy statement or information statement that the stockholders of the Company vote for the election of such nominee.

2.1.3	The election and appointment of each Investor Nominee shall be subject to all legal requirements regarding service as a director of the Company and to the approval of the nominating and corporate governance committee of the Board which approval will not be unreasonably withheld or delayed except for the individuals initially appointed pursuant to Section 2.1.1(i).

2.1.4	If prior to the end of the term of any member of the Board that is an Investor Nominee, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled by a majority of the Holders with another Investor Nominee, and a majority of the Holders shall have the right to replace any Investor Nominee, at any time, with or without cause.

2.2	Cheniere Energy Partners GP, LLC

For so long as any Registrable Securities remain outstanding, the holders of a majority of the outstanding Registrable Securities shall have the right to cause the Company to elect one nominee to the Board of Managers of Cheniere Energy Partners GP, LLC.

2.3	Amendments

Neither the Certificate of Incorporation nor the Bylaws shall be amended in a manner inconsistent with the terms of this Agreement without the consent of Holders that beneficially own a majority of the voting power of the Series B Preferred Stock beneficially owned by all Holders at such time.

3	Legends; Securities Law Compliance

3.1	Each certificate representing Capital Stock that is restricted stock as defined in Rule 144 under the Securities Act shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (i) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.”

3.2	Each certificate representing Capital Stock that is subject to this Agreement shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AND OTHER RESTRICTIONS SET FORTH IN AN INVESTORS’ AGREEMENT, DATED AS OF AUGUST 15, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

3.3	Certificates representing Capital Stock shall bear any other legends required by applicable state law. When any Capital Stock has been registered under the Securities Act, and such Capital Stock has been sold pursuant to such registration or pursuant to Rule 144 under the Securities Act or is eligible to be sold pursuant to such Rule without volume limitations or other restrictions, the holder of such Capital Stock shall be entitled to exchange the certificate representing such Capital Stock for a certificate not bearing the legend required by Section 3.1. If any Capital Stock ceases to be subject to this Agreement, the holder of such Capital Stock shall be entitled to exchange the certificate representing such Capital Stock for a certificate not bearing the legend required by Section 3.2.

3.4	Each Person who acquires Loans or any shares of Series B Preferred Stock shall (a) if acquired in a private transaction be required to execute the Joinder or (b) if acquired in a public transaction be deemed to have executed the Joinder.

4	Registration Rights

4.1	Shelf Registration

The Company will use its commercially reasonable efforts to qualify for registration on and to, file, a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registration Statement”), and such Short-Form Registration Statement will be a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Securities pursuant to Rule 415 under the Securities Act from and after the Closing. Upon filing a Short-Form Registration Statement, the Company will, if applicable, use its commercially reasonable efforts to (i) cause such Short-Form Registration Statement to be declared effective, and (ii) keep such Short-Form Registration Statement effective with the SEC at all times. Any Short-Form Registration Statement shall be re-filed upon its expiration, and the Company shall cooperate in any shelf take-down by amending or supplementing the prospectus statement related to such Short-Form Registration Statement as may be reasonably requested by a Holder or as otherwise required; provided that, no Holder may be permitted to sell under such “shelf” registration statement during such times as the trading window is not open for Company’s Board in accordance with the Company’s policies.

4.2	Demand Registration

If the Company has not filed, and caused to be effective and maintained the effectiveness of a “shelf” registration statement pursuant to Section 4.1, Holders of Registrable Securities (the “Initiating Holders”) may request in writing that the Company effect the registration of all or any part of the Registrable Securities held by the Initiating Holders (a “Registration Request”). Promptly after its receipt of any Registration Request but no later than ten (10) days after receipt of such Registration Request, the Company will give written notice of such request to the other Holders, and will use its commercially reasonable efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request or by the other Holders by written notice to the Company given within fifteen (15) Business Days after the date the Company has given such notice of the Registration Request. Any registration requested by the Initiating Holders pursuant to this Section 4.2 is referred to in this Agreement as a “Demand Registration.”

4.3	Receipts

If, in connection with the initial registration pursuant to Section 4.1 or 4.2, the Investors desire to have the Series B Preferred Stock registered as depositary receipts, the Company shall, at its expense, establish such a program, and the receipts shall be registered together with the Registrable Securities. If the Investors elect this option, all Series B Preferred Stock will be so registered.

4.4	Restrictions on Registrations and Take-downs

If the filing, initial effectiveness or continued use of a Registration Statement would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, and (iii) could (A) reasonably be expected to adversely affect the Company or its business if made at such time, or (B) reasonably be excepted to interfere with the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction or (C) otherwise require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, then the Company may, upon giving prompt written notice of such determination of the Board to the participants in such registration (each of whom hereby agrees to maintain the confidentiality of all information disclosed to such participants, provided that, the Company shall not be required to disclose the nature of the delay or other confidential information), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided that, the Company shall not be permitted to do so (x) for more than sixty (60) days for a given occurrence of such a circumstance, (y) more than two (2) times during any twelve-month period or (z) in connection with any registration effected pursuant to Section 2.08 of the Credit Agreement. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus or prospectus supplement relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus or prospectus supplement.

4.5	Selection of Underwriters

If any Holders intend that any Registrable Securities covered by any registration pursuant to Section 4.1 or 4.2 shall be distributed by means of an underwritten offering, such Holders will so advise the Company, and the Company will include such information in the notice sent by the Company to all of the Holders. In such event, the lead underwriter to administer the offering will be promptly chosen by the Company, subject to the prior written consent of the Holders selling a majority of the securities to be sold in such offering, such consent not to be unreasonably withheld or delayed. If the Company is unable to select an underwriter, the Holders may select an underwriter, subject to the prior written consent of the Company, not to be unreasonably withheld or delayed. If neither the Company nor the Holders are able to select an underwriter, the proposed underwriting shall not proceed and the Company will not be in breach of this Agreement. No Affiliate of GSO Capital Partners, LP shall be selected as an underwriter by either the Company or the Holders. If the offering is underwritten, the right of any Holder to registration pursuant to this Section 4 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting, and the Company and each such Holder will promptly enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If any Holder disapproves of the terms of the underwriting, such Holder may promptly elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders.

4.6	Priority on Demand Registrations

4.6.1

The Company will not include in any Demand Registration by means of an underwritten offering pursuant to this Section 4 any securities that are not Registrable Securities without the prior written consent of the Initiating Holders. If the managing underwriters advise the Company that in their reasonable opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, Registrable Securities of the Initiating Holders, pro rata (if applicable), based on the number of Registrable Securities owned by each such Person, (ii) second, Registrable Securities of any other Holder who has delivered written requests for registration pursuant to Section 4.2, pro rata on the basis of the aggregate number of Registrable Securities owned by each such Person, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

4.7	Piggyback Registrations

4.7.1	Whenever the Company proposes to register any of its Common Stock in connection with a public offering of such securities solely for cash, other than a registration pursuant to Section 4.2 or on Form S-4 or Form S-8 (or any successor form), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities by the Company, the Company will give prompt written notice to the Holders of its intention to effect such a registration (but in no event less than ten (10) days prior to the anticipated filing date) and, subject to Section 4.7.3, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the date of the Company’s notice (a “Piggyback Registration”). Any such Holder that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving prompt written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.7.1 prior to the effectiveness of such registration, whether or not the Holders have elected to include Registrable Securities in such registration.

4.7.2	If the registration referred to in Section 4.7.1 is proposed to be underwritten, the Company will so advise the Holders as a part of the written notice given pursuant to Section 4.7.1. In such event, the right of the Holders to registration pursuant to this Section 4.7 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting, and each such Person will (together with the Company and the other Persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating Holder disapproves of the terms of the underwriting, such Person may promptly elect to withdraw therefrom by written notice to the Company and the managing underwriter.

4.7.3

If a Piggyback Registration relates to an underwritten offering, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities of the Holders who have requested registration of Registrable Securities pursuant to Section 4.7.1, pro rata on the basis of the aggregate number of such securities or shares owned by each such Holder, and (iii) third, any other securities of the Company that have been requested to be so included.

4.8	Registration Procedures

Subject to Section 4.4, whenever any Registrable Securities are to be registered pursuant to Section 4.1 or Section 4.2 of this Agreement, the Company will use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto. The Company shall:

4.8.1	Prepare and file, within ninety (90) days of Closing, with respect to a registration pursuant to Section 4.1, and within (90) days of the receipt of the request, with respect to a registration pursuant to Section 4.2, with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with the Financial Industry Regulatory Authority and thereafter use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable and to remain effective as provided herein; provided that, before filing a Registration Statement or any amendments or supplements thereto, the Company will, at the Company’s expense, furnish or otherwise make available to the Holders’ Counsel copies of all such documents proposed to be filed and such other documents reasonably requested by such counsel, which documents will be subject to the review and reasonable comment of such counsel at the Company’s expense, including any comment letter from the SEC with respect to such filing or the documents incorporated by reference therein, and if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s financial books and records, officers, accountants and other advisors;

4.8.2

Prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than if such Registration Statement relates to an underwritten offering, such period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act) or (ii) continuously in the case of shelf registration statements and any shelf registration statement shall be re-filed upon its expiration (or in each case, such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Registrable Securities), and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

4.8.3	Furnish to each participating Holder, and each managing underwriter, if any, such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B of the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such Holder or such managing underwriter may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Holder, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Authority relating to such offer;

4.8.4	Use commercially reasonable efforts to register or qualify (or exempt from registration or qualification) such Registrable Securities, and keep such registration or qualification (or exemption therefrom) effective, under such other securities or blue sky laws of such United States jurisdictions as any participating Holder reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that, the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

4.8.5

Notify each participating Holder, the Holders’ Counsel and the managing underwriter(s), if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents and, as soon as reasonably practicable (but subject to the delay provisions of Section 4.4), prepare and furnish to such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading;

4.8.6	Notify each participating Holder, the Holders’ Counsel and the managing underwriter(s), if any, (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, to the extent that it is aware of such proceedings, (iv) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.8.11 below cease to be true and correct in any material respect, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

4.8.7	Upon the occurrence of an event contemplated in Section 4.8.5 or in Section 4.8.6(ii), 4.8.6(iii), 4.8.6(iv) or 4.8.6(v) (but subject to the delay provisions of Section 4.4), prepare a supplement or amendment to the Registration Statement or supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that such prospectus as thereafter delivered to the participating Holders will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

4.8.8	Use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which Common

Stock issued by the Company is then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the AMEX or the NASDAQ stock market, as determined by the Company;

4.8.9	Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

4.8.10	Enter into such customary agreements (including underwriting agreements and, lock-up agreements in customary form (excluding any lock-up of Registrable Securities), and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the participating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, making members of management and executives of the Company available to participate in “road show,” similar sales events and other marketing activities;

4.8.11	In connection with any underwritten offering, make such representations and warranties to the participating Holders and the managing underwriter(s), if any, with respect to the business of the Company and the Company’s Subsidiaries, and the Registration Statement, prospectus, and documents incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in underwritten offerings, and, if true, make customary confirmations of the same if and when requested;

4.8.12	If requested by any participating Holder, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holder or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

4.8.13	In the case of certificated Registrable Securities, cooperate with the participating Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder that that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters, if any, may request at least two business days prior to any sale of such Registrable Securities;

4.8.14	Make available for inspection by any participating Holders and the Holders’ Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter, to the extent reasonably requested and solely for conducting customary due diligence, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that, it shall be a condition to such inspection and receipt of such information that the inspecting person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing;

4.8.15	Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange;

4.8.16	Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

4.8.17	In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every commercially reasonable effort to promptly obtain the withdrawal of such order;

4.8.18	In connection with any underwritten offering, obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement for such offering, signed by the Company’s independent registered public accountants (and if necessary, any other independent registered public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request;

4.8.19	In connection with any underwritten offering, provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

4.8.20	Obtain any required regulatory approval necessary for the Holders to sell their Registrable Securities in an offering, other than regulatory approvals required solely as a result of the nature of the Holder.

As a condition to registering Registrable Securities, the Company may require each Holder as to which any registration is being effected to furnish the Company with such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

4.9	Registration Expenses

4.9.1	Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, expenses incurred in connection with any road show, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are required to be listed hereunder. The Holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses required by law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered and sold.

4.9.2	In connection with any registration, the Company will reimburse the Holders participating in such registration for their reasonable and customary expenses (other than underwriters’ discounts and commissions), including the reasonable fees and disbursements of one counsel (“Holders’ Counsel”).

4.10	Participation in Underwritten Registrations

4.10.1

No Holder may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in the underwriting arrangements in customary form entered into pursuant to this Agreement (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that, no such Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided that, such Holder shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such Holder, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate with such reasonable requests, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, the liability of any Holder participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such Holder’s Registrable Securities.

4.10.2	Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4, 4.8.5 and 4.8.6, such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended prospectus as contemplated by such Section 4.8.5, 4.8.6 and 4.8.7.

4.11	Rule 144

The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of a Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specifics thereof.

4.12	[Reserved]

4.13	Additional Interest

Subject to the delay provisions of Section 4.4, in the event the Company fails to file a Registration Statement within ninety (90) days of Closing, in the case of a registration pursuant to Section 4.1 or within ninety (90) days of the receipt of the request pursuant to Section 4.2 or the Registration Statement is not declared or deemed effective within 180 days of the filing with the SEC, the Company will pay to the Holders on the next applicable interest payment date an amount equivalent to 2% per annum on the outstanding Borrowings and Permitted Accrued Interest owed under the Credit Agreement plus the amounts that would have been outstanding under the Credit Agreement if such Exchangeable Portion of the Loan had not been exchanged for Registrable Securities for each day that filing or effectiveness is late.

5	Exchange Rights

5.1	Exchange Privilege

5.1.1	A Lender may exchange the Exchangeable Portion of its Loan as provided in Section 2.13(a) of the Credit Agreement; provided that with respect to any exchange of the Exchangeable Portion of Loans into Series B Preferred Stock that would be subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act of 1974, as amended (the “HSR Act”), no such exchange shall be considered effective until the expiration or termination of such waiting period and/or the approval of the United States Department of Justice or the Federal Trade Commission under the HSR Act; provided, that the Company agrees to promptly prepare and file any notification that may be required under the HSR Act and to cooperate in all respects in the pursuit of any actions that might be required in connection with such notification and any inquiry or request for information related to it.

5.1.2	Subject to the proviso of Section 5.1.1, the Exchangeable Portion of Loans delivered for exchange will be deemed to have been exchanged immediately prior to 5:00 p.m. on the Exchange Date. A Lender is not entitled to any rights with regard to Series B Preferred Stock until such Lender has exchanged in accordance with Section 5.2.1 (or is deemed to have exchanged) and shall be entitled to rights with regard to Series B Preferred Stock only to the extent such Exchangeable Portion of Loans have been exchanged (or deemed to have exchanged) into Series B Preferred Stock pursuant to this Article 5.

5.2	Exchange Procedure

5.2.1

The right of exchange attaching to the Exchangeable Portion of any Loan may be exercised as provided in the Credit Agreement. Notwithstanding any other provision of the Credit Agreement or this Agreement, the

Borrower shall not redeem or prepay any Loan (or any portion thereof) with respect to which a Exchange Notice has been delivered to the Administrative Agent. The Company shall deliver to the Lender a certificate for the number of whole shares of Preferred Stock issuable upon exchange (and cash in lieu of any fractional shares pursuant to Section 5.3) on the applicable date specified in Section 5.13 for such delivery.

5.2.2	The person in whose name the Exchangeable Portion of the Loan is registered with the Administrative Agent in the Register shall be deemed to be a stockholder of record on the Exchange Date; provided, however, that if the stock transfer books of the Company are closed when the Exchangeable Portion of any Loan is surrendered for exchange, such surrender and exchange shall be deemed to have occurred at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such exchange shall be at the Exchange Rate in effect on the date on which such Exchangeable Portion of the Loan was delivered as if the stock transfer books of the Company had not been closed. Upon exchange of a Loan, such person shall no longer be a Lender to the extent of such exchanged Loan. No adjustment to the Exchange Rate will be made for accrued and unpaid interest on an exchanged Loan except as provided in the Credit Agreement or this Agreement.

5.3	Fractional Shares

The Company will not issue fractional shares of Series B Preferred Stock upon exchange of the Loans and instead will deliver cash in an amount equal to the value of such fraction computed on the basis of the Daily VWAP on the Trading Day immediately before the Exchange Date.

5.4	Taxes on Exchange

If a Lender exchanges a Loan (or any portion thereof), the Borrower shall pay any Other Taxes relating to the issuance, delivery or registration of shares of Series B Preferred Stock upon such exchange; provided that the Borrower shall not pay any such Other Taxes due that were only payable because of the issuance, delivery or registration of the shares in a name other than such Lender’s name.

5.5	Reservation of Stock

5.5.1	The Company shall, prior to the Closing Date, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Series B Preferred Stock, a sufficient number of shares of Series B Preferred Stock that would be deliverable upon exchange of all of the Exchangeable Portions of the Loans.

5.5.2	All shares of Series B Preferred Stock that may be issued upon exchange of the Loans shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

5.5.3	The Company shall comply with all applicable securities laws regulating the offer and delivery of any Series B Preferred Stock upon exchange of the Loans and shall, to the extent already listed, list or cause to have quoted such shares of Series B Preferred Stock on each national and regional securities exchange or such other market on which the Series B Preferred Stock is then listed or quoted; provided that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Series B Preferred Stock until the first exchange of the Exchangeable Portion of Loans into Series B Preferred Stock in accordance with the provisions of this Agreement, the Company covenants to list such Series B Preferred Stock issuable upon exchange of the Exchangeable Portion of the Loans in accordance with the requirements of such automated quotation system or exchange at such time.

5.6	Adjustment of Exchange Rate

5.6.1	The Exchange Rate shall be adjusted from time to time by the Company as follows:

5.6.1.1	Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Exchange Rate in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS1
OS0

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

5.6.1.2	Subdivisions, Splits and Combination of Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Exchange Rate in effect immediately prior to the Ex-Date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0

OS1 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date of such share subdivision, split or combination.

OS0 = the number of shares of Common Stock outstanding immediately after the close of business on the effective date of such share subdivision, split or combination.

5.6.1.3	Issuance of Stock Purchase Rights. If the Company issues rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling holders of such rights or warrants to subscribe for or purchase shares of Common Stock at less than the Current Market Price (on an As-Converted Basis) on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Exchange Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + X
OS0 + Y

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Daily VWAP of Common Stock over the 10 consecutive VWAP Trading Day period ending on the VWAP Trading Day immediately preceding the Ex-Date for such distribution.

The Company shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Company. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exchange Rate shall be readjusted to such Exchange Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board.

5.6.1.4	Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding (a) any dividend or distribution referred to in Section 5.6.1.1, (b) any rights or warrants referred to in Section 5.6.1.3, (c) any dividend or distribution paid exclusively in cash, and (d) any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary of the Company or other business unit in the case of certain spin-off transactions as described below), then the Exchange Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 - FMV

SP0 = the average of the Daily VWAP of Common Stock over the ten (10) consecutive VWAP Trading Day period ending on the VWAP Trading Day immediately preceding the Ex-Date for such distribution.

FMV = the fair market value as determined by the Board of the portion of the distribution applicable to a share of Common Stock on such date.

In a “spin-off,” where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a Subsidiary of the Company or other business unit, the Exchange Rate will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Exchange Rate in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0 + MPS
MP0

MP0 = the average of the Daily VWAP of Common Stock over the first 10 consecutive VWAP Trading Day period immediately following the Ex-Date of such distribution.

MPs = the average of the Daily VWAP of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten VWAP Trading Days following the Ex-Date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on the Ex-Date as determined by the Board.

5.6.1.5	Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash that is distributed pursuant to

Section 5.10 or as part of a “spin-off” referred to in Section 5.6.1.4, and (b) any dividend or distribution in connection with a Liquidation Transaction, then in each event, the Exchange Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 - DIV

SP0 = the average of the Daily VWAP of Common Stock for the 10 consecutive VWAP Trading Day period immediately preceding the Ex-Date for such distribution.

DIV = the amount per share of Common Stock of the dividend or distribution.

5.6.1.6	Self Tender Offers and Exchange Offers. If the Company or any of its Subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Daily VWAP for the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Exchange Rate in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

AC + (SP0 x OS1)
OS0 x SP0

SP0 = the Daily VWAP for the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer and after taking into account the shares purchased pursuant thereto.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board.

5.6.1.7

Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock, upon exchange of any Loans, Lenders will receive, in addition to the shares of Series B Preferred Stock, the rights under the rights plan, unless, prior thereto, the rights have separated from the shares of Common Stock, in which case the Exchange Rate will be adjusted at the time of separation as if the Company had made a distribution of rights as described in Section 5.6.1.4 above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

5.6.2	The Company may, with the consent of all Lenders, make such decreases in the Exchange Rate, in addition to any other decreases required by this Article 5, if the Board deems it advisable to avoid or diminish any income tax to Lenders resulting from any dividend or distribution of shares of Series B Preferred Stock (or issuance of rights or warrants to acquire shares of Series B Preferred Stock) or from any event treated as such for income tax purposes or for any other reason.

5.6.3	All adjustments to the Exchange Rate shall be calculated to the nearest 1/1000. No adjustment in the Exchange Rate shall be required if such adjustment would be less than 1.00%; provided that any adjustments which by reason of this Section 5.6.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that any adjustment carried forward shall be taken into account at the time of exchange.

5.6.4	Notwithstanding anything contained herein, the Applicable Exchange Rate shall not be adjusted:

5.6.4.1	Upon the issuance of any shares of Series B Preferred Stock or Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Closing Date and not amended thereafter;

5.6.4.2	For a change in the par value or no par value of Series B Preferred Stock; or

5.6.4.3	For accrued and unpaid dividends on the Series B Preferred Stock as long as there are no accrued and unpaid dividends on Common Stock.

5.6.5

If any Lender disagrees with any determination of value or fair market value made by the Board pursuant to this Section 5.6, such determination shall instead be made by a firm of independent certified public accountants, an investment banking firm or appraisal firm (which firm shall own no securities of, and shall not be an Affiliate of any Lender or the Company) of recognized national standing retained by the Borrower, that has not been retained by the Company or any of its Affiliates in the last twelve months, and reasonably acceptable to such Lender. Any such determination of value or fair market value by such firm of independent certified public accountants, investment banking firm or appraisal firm shall be binding. In the event the firm recommends a change greater than ten (10) percent from that made by the Board, the Borrower shall pay the fees and out-of-pocket disbursements of such firm in connection with such valuation. The Borrower shall instruct such firm to complete the valuation as promptly as practicable.

5.7	[Reserved]

5.8	Other Adjustments

Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Exchange Rate, in addition to the events requiring an increase in the Exchange Rate pursuant to Section 5.6.1, as it in its discretion shall determine to be advisable in order to avoid or diminish any Tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

5.9	Notice of Adjustment

Whenever the Exchange Rate is adjusted, the Company shall promptly mail to Lenders a notice of the adjustment in accordance with Section 6.1, and an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

5.10	Notice of Certain Transactions

In the event that:

(a)	The Company takes any action which would require an adjustment in the Exchange Rate;

(b)	The Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

(c)	there is a dissolution or liquidation of the Company,

The Company shall mail to Lenders in accordance with Section 6.1 a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 5.10.

5.11	Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege

If (1) there shall occur (a) any reclassification of the Series B Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) a statutory share exchange, consolidation, merger or combination involving the Company other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Series B Preferred Stock; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to another person; and (2) pursuant to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, holders of outstanding shares of Series B Preferred Stock would be entitled to receive stock, other securities, other property, assets or cash for such shares of Series B Preferred Stock, then the Company, or such successor or surviving, purchasing or transferee person, as the case may be, shall, as a condition precedent to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, execute and deliver to the Lenders an amendment to this Agreement providing that, at and after the effective time of such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, each Loan then outstanding shall have the right to exchange the Exchangeable Portion of such Loan into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Series B Preferred Stock deliverable upon exchange of the Exchangeable Portion of such Loan immediately prior to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, assuming that such Lender would not have exercised any rights of election that such Lender would have had as a holder of Series B Preferred Stock to select a particular type of consideration. Such amendment shall provide for adjustments of the Exchange Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Exchange Rate provided for in this Section 5.11. If, in the case of any such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Series B Preferred Stock include shares of stock or other securities and property of a Person other than the successor or surviving, purchasing or transferee person, as the case may be, in such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, then such amendment shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Lenders as the Board shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 5.11 shall similarly apply to successive reclassifications, statutory share exchanges, consolidations, mergers, combinations, sales and conveyances. The foregoing, however, shall not in any way affect the right a Lender may otherwise have pursuant to Section 5.5.1 receive rights and warrants in accordance therewith.

In the event the Company shall execute an amendment pursuant to this Section 5.11, the Company shall promptly deliver to the Lenders an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Lenders upon the conversion of the Exchangeable Portion of their Loans after any such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been satisfied.

5.12	[Reserved]

5.13	Notice

The Company shall notify the Lenders of the method the Company chooses to satisfy its exchange obligation as follows: (i) if the Company has called the Loans for prepayment in accordance with the terms of the Credit Agreement in the Company’s notice of prepayment; (ii) no later than 11 Trading Days immediately preceding the Maturity Date, in respect of Loans to be exchanged during the period beginning 10 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date; and (iii) no later than two Trading Days immediately following the Exchange Date in all other cases (such period, the “Settlement Notice Period”). The Company shall treat all Lenders exchanging on the same Trading Day in the same manner. The Company shall not have any exchange obligation to satisfy its conversion obligations arising on different Trading Days in the same manner. No retraction can be made and a Lender’s Exchange Notice shall be irrevocable other than as set forth in this Section 5.13, other than due to the inability of the underwriter described in Section 2.08 of the Credit Agreement to sell the Common Stock at or above the Required Conversion Price.

6	Miscellaneous

6.1	Notices

6.1.1	Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(a)	in writing in English;

(b)	delivered by hand, fax, registered post or by courier using an internationally recognized courier company.

6.1.2	Notices to the Company shall be sent to at the following address, or such other person or address as the Company may notify to the Investor from time to time:

Cheniere Energy, Inc.

700 Milam Street, Suite 800

Houston, Texas 77002

Tel: 713.375.5290

Fax: 713.375.6290

Attention: Graham McArthur, Treasurer

with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Tel: 713.220.4200

Fax: 713.220.4285

Attention: Geoffrey K. Walker

6.1.3	Notices to an Investor shall be sent to the following address, or such other person or address as such Investor may notify to the Company from time to time:

GSO Special Situations Fund LP

280 Park Avenue, 11th Floor

New York, NY 10017

Tel: 212.503.2117

Fax: 212.503.6961

Attention: Chris Sullivan

with a copy to:

Jonathan R. Rod

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Tel: 212.906.1363

Fax: 212.751.4864

Attention: Jonathan R. Rod

GSO Origination Funding Partners LP

280 Park Avenue, 11th Floor

New York, NY 10017

Tel: 212.503.2117

Fax: 212.503.6961

Attention: Chris Sullivan

with a copy to:

Jonathan R. Rod

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Tel: 212.906.1363

Fax: 212.751.4864

Attention: Jonathan R. Rod

Blackstone Distressed Securities Fund L.P.

280 Park Avenue, 11th Floor

New York, NY 10017

Tel: 212.503.2065

Attention: Jennifer Box

with a copy to:

Jonathan R. Rod

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Tel: 212.906.1363

Fax: 212.751.4864

Attention: Jonathan R. Rod

GSO COF Facility LLC

c/o GSO Capital Partners LP

280 Park Avenue, 11th Floor

New York, NY 10017

Tel: 212.503.2184

Fax: 212.503.6930

Attention: George Fan, Chief Legal Officer/Chief Compliance Officer

with a copy to:

Jonathan R. Rod

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Tel: 212.906.1363

Fax: 212.751.4864

Attention: Jonathan R. Rod

Scorpion Capital Partners LP

245 Fifth Avenue, 25th Floor

New York, NY 10016

Tel: 212.213.8916

Fax: 212.213.9607

Attention: Kevin McCarthy

with a copy to:

Jonathan R. Rod

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Tel: 212.906.1363

Fax: 212.751.4864

Attention: Jonathan R. Rod

Notices to a Holder shall be sent to the address indicated on the Joinder Agreement.

6.1.4	Notices shall be effective upon receipt and shall be deemed to have been received:

6.1.4.1	at the time of delivery, if delivered by hand, registered post or courier; and

6.1.4.2	at the expiration of two hours after completion of the transmission, if sent by facsimile, provided that, if a Notice would become effective under the above provisions after 5.30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9:30 a.m. on the next Business Day. References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

Subject to the foregoing provisions of this Section 6.1, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post or courier to the relevant address pursuant to the above provisions or that the facsimile transmission report (call back verification) states that the communication was properly sent.

6.2	Termination

This Agreement shall be effective as of the date hereof and shall terminate with respect to any Holder with respect to all provisions (other than Section 4 or Section 6), unless otherwise provided herein, on the date on which no Exchangeable Portion of Loans remain outstanding under the Credit Agreement and no Series B Preferred Stock remains outstanding. The provisions of Section 4 shall terminate earlier, if on or before such date, there ceases to be any Registrable Securities outstanding.

6.3	Governing Law

This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws rules that would require or permit the application of the laws of another jurisdiction.

6.4	Submission to Jurisdiction

EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING, SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT, AND THAT SUCH JURISDICTION OF SUCH COURTS WITH RESPECT THERETO SHALL BE EXCLUSIVE, EXCEPT SOLELY TO THE EXTENT THAT ALL SUCH COURTS SHALL LAWFULLY DECLINE TO EXERCISE SUCH JURISDICTION. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR IN RESPECT OF ANY SUCH TRANSACTION, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES IN CONNECTION WITH, AND OVER THE SUBJECT MATTER OF, ANY SUCH DISPUTE AND AGREES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

6.5	Waiver of Jury Trial

EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A

TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH SUCH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5.

6.6	Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, such holding shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction, and such provision shall be revised or modified to the minimum degree necessary to render it valid and enforceable.

6.7	Entire Agreement

This Agreement, together with the Credit Agreement and related documents, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein and supersede all prior agreements, understandings or representations, written or oral, and all contemporaneous oral agreements, understandings or representations, in each case among the parties with respect to such matters.

6.8	Amendment and Waiver

No amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such amendment, alteration, modification or waiver is approved in writing by the Company and the Holders that beneficially own a majority of the voting Registrable Securities beneficially owned by all Holders at such time. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms. The Company shall give notice of any amendment or termination hereof to the Holders (other than the Investor) of which it is aware, provided that, such amendment or termination shall be binding on such Holders whether or not such notice is provided or received.

6.9	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. No party shall assign any or all of its rights or obligations under this Agreement without the consent of the other parties.

6.10	No Third-Party Beneficiaries

Nothing in this Agreement is intended to or shall confer any rights or benefits upon any Person other than the parties hereto.

6.11	Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

CHENIERE ENERGY, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE COMMON UNITS HOLDING, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

GSO SPECIAL SITUATIONS FUND LP
By:	GSO Capital Partners, LP, its investment advisor

By:	/s/ George Fan
Name:
Title:

GSO ORIGINATION FUNDING PARTNERS LP
By:	GSO Capital Partners, LP, its investment advisor

By:	/s/ George Fan
Name:
Title:

BLACKSTONE DISTRESSED SECURITIES FUND L.P.
By:	Blackstone Distressed Securities Advisors L.P., its Investment Manager

By:	/s/ George Fan
Name:
Title:

GSO COF FACILITY LLC
By:	GSO Capital Partners LP, as Portfolio Manager

By:	/s/ George Fan
Name:
Title:

SCORPION CAPITAL PARTNERS LP
By:	Scorpion GP, LLC

By:	/s/ Nuno Brandolini
Name:	Nuno Brandolini
Title:	Manager